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                                                                  EXHIBIT 10.15


                         ENDEAVOR PHARMACEUTICALS, INC.

                            2002 STOCK INCENTIVE PLAN

1.       PURPOSE

         This 2002 Stock Incentive Plan (the "Plan") for Endeavor Pharmaceuticals, Inc. (the "Company") is intended to advance the interests of the Company through providing select current and prospective key employees, directors, and consultants of the Company with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to directors, consultants, and key employees of the Company to promote the success of the business.

2.       DEFINITIONS

         As used in this Plan, the following words and phrases shall have the meanings indicated:

         (a) "Accelerating Event" shall mean (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation in which the voting securities of the Company outstanding immediately prior to the merger or consolidation would cease to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (ii) more than 30% of the Company's then outstanding voting securities are acquired by any person or Group of Persons, (iii) individuals who constituted the Board when this Plan was adopted (or their approved replacements, as defined below) cease for any reason to constitute a majority of the Board, (iv) the stockholders of the Company approve a sale or other disposition of all or substantially all of the Company's assets, or (v) the Company's shareholders approve a plan or proposal for liquidation or dissolution of the Company. For purposes of (iii) above, a new member of the Board shall be considered an "approved replacement" if his or her election (or nomination for election) was approved by a vote of at least two-thirds of the members of the Board then still in office who were either Board members when this Plan was adopted or were themselves approved as replacement Board members.

         (b) "Award" shall mean any award made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares, and Phantom Rights.

         (c) "Award Agreement" shall mean any written document setting forth the terms and conditions of an Award, as prescribed by the Committee.

         (d)      "Board" shall mean the Board of Directors of the Company.

         (e) "Cause" shall have the meaning explicitly set forth in the then-effective employment or consulting agreement between the Participant and the Company or any Parent or Subsidiary of the Company. If no such agreement exists, "Cause" means the Company's good faith belief that it has cause to terminate the Participant's service. "Cause" shall include, but not be limited to: (i) the Participant's refusal to follow the Company's lawful directions or the


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Participant's material failure to perform his or her duties (other than by reason of physical or mental illness, injury, or condition), in either case, after the Participant has been given notice of the default and a reasonable opportunity to cure it; (ii) the Participant's material failure to comply with Company policies; (iii) conduct that is or may be unlawful or disreputable, to the possible detriment of the Company or the Participant's own reputation; or
(iv) the Participant becoming insolvent or filing for bankruptcy.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (g) "Committee" shall mean (i) the committee that the Board appoints to administer the Plan under Section 3(a) of the Plan, and (ii) any committee of Delegated Officers whom the Board authorizes to make Awards pursuant to Section 3(c) of the Plan.

         (h) "Common Stock" shall mean the Common Stock, $0.01 par value, of the Company.

         (i) "Company" shall mean Endeavor Pharmaceuticals, Inc., a Delaware corporation.

         (j) "Deferred Shares" shall mean shares of Common Stock credited under Section 10 of this Plan.

         (k) "Delegated Officer" has the meaning set forth in Section 3(c) of this Plan.

         (l) "Disability" shall mean a Participant is unable to engage in employment or any other substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months. The determination of whether a Participant suffers from a Disability shall be made in the Committee's sole discretion.

         (m) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         (n) "Exercise Price" shall mean the price per Share at which an Option or Stock Appreciation Right may be exercised.

         (o) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market, or (iv) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board, which shall make such determinations of value at least once annually.


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         (p)      "Good Reason" shall mean any of the following events, which has not been either consented to in advance by the Participant in writing or cured by the Company within a reasonable period of time not to exceed 20 days after the Participant provides written notice thereof: (i) the requirement that the Participant's principal service for the Company be performed more than 30 miles from the Participant's primary office as of an Accelerating Event (as defined in Section 12 hereof), (ii) other than as part of an across-the-board reduction affecting all similarly-situated employees, a material reduction in the Participant's base compensation in effect immediately before the Accelerating Event; (iii) other than as part of an across-the-board reduction affecting all similarly-situated employees, the failure by the Company to continue to provide the Participant with the same level of overall compensation and benefits provided immediately before the Accelerating Event, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Participant of any material fringe benefit; (iv) the assignment to the Participant of duties and responsibilities materially different from those associated with his position immediately before the Accelerating Event; or (v) a material diminution or reduction, on or after an Accelerating Event, in the Participant's responsibilities or authority, including reporting responsibilities in connection with the Participant's service with the Company.

         (q)      "Group of Persons" -- a "group" as such term is defined in
Section 13(d) and 14(d) of the Exchange Act.

         (r) "Incentive Stock Option" shall mean one or more Options to purchase Common Stock which, at the time such Options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.

         (s) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer), as determined under the Exchange Act's executive compensation disclosure rules.

         (t) "Non-Qualified Option" shall mean any Option that is not an Incentive Stock Option.

         (u) "Option" shall mean an Incentive Stock Option and/or a Non-Qualified Option.

         (v) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

         (w) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (x) "Participant" shall mean any person who receives an Award pursuant to this Plan.

         (y) "Phantom Rights" shall have the meaning set forth in Section 11(a) of this Plan.


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         (z)      "Plan" shall mean this Stock Incentive Plan.

         (aa) "Restricted Shares" shall mean Shares subject to restrictions imposed pursuant to Section 9 of this Plan.

         (bb)     "Share" shall mean one share of Common Stock.

         (cc) "Stock Appreciation Right" shall mean the right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock pursuant to Section 8 of this Plan.

         (dd) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (ee) "Ten Percent Stockholder" shall mean a Participant who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary.

3.       GENERAL ADMINISTRATION

         (a) The Plan shall be administered by a Committee which shall be appointed by and serve at the pleasure of the Board. The extent required to qualify for a SEC Rule 16(b)(3) exemption, all actions relating to Awards to persons subject to Section 16 of the Exchange Act shall be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule16(b)-3. All actions relating to Awards to Named Executives shall be taken only by two or more members of the Board who are "outside directors" within the meaning of Code 162(m).

         (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the Exercise Price; to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. Actions of the Committee shall be taken by a majority vote of its members or by a written instrument signed by a majority of its members.

         (c) Notwithstanding any provision to the contrary in Section 3(b) of this Plan, the Board may from time to time authorize one or more officers of the Company (each such officer, a "Delegated Officer") to do one or both of the following: (i) designate officers and employees


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of the Company or any Subsidiary to be granted Options; and (ii) determine the number of Options to be granted to such officers and employees; provided, however, that the Board may not authorize any Delegated Officer to grant an Option to (i) himself or herself, (ii) any Named Executive, or (iii) any officer or employee who is a reporting person for purposes of SEC Rule 16. The Board resolution providing such authorization shall specify both the total number of Options that such Delegated Officer or Officers may grant and the formula for determining the Exercise Price for each Option granted hereunder, provided that the authorized Exercise Price shall be deemed to be the Fair Market Value of the underlying Shares if the Board does not specify a different formula for determining the Exercise Price for particular grants. Except as expressly provided herein, nothing in this Section 3(c) shall be construed as creating any limitations on the power or authority of the Board and the Committee to administer and operate the Plan.

         (d) The Committee's determinations under this Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make nonuniform and selective determinations which may, inter alia, reflect the specific terms of individual employment agreements, and to enter into nonuniform and selective Award Agreements, as to the persons to receive Awards and the terms and conditions of Awards.

         (e) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.       GRANTING OF AWARDS

         The Committee may grant Awards under the Plan at any time during the term of the Plan (as established pursuant to Section 16).

5.       ELIGIBILITY

         (a) The Committee may grant Awards to any director, officer, key employee or outside consultant of the Company or any Subsidiary, as well as to any prospective director, officer, key employee, or outside consultant of the Company or any Subsidiary as an inducement for such person to perform services for the Company or any Subsidiary; provided that an Award Agreement may contain terms and conditions providing for the termination of an inducement Award in the event that a recipient thereof is not retained to perform services for the Company with the period specified therein. In determining from time to time the officers and employees to whom Awards shall be granted and the number of shares to be covered by each Awards, the Committee shall take into account the duties of the respective officers and employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

         (b) At the time of the grant of each Option under the Plan, the Committee shall determine whether or not such Option is to be designated an Incentive Stock Option. Incentive Stock Options shall not be granted to a director or a consultant who is not an employee of the Company. The length of the exercise period of Incentive Stock Options shall be governed by


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Section 7(d)(2) of the Plan; the exercise period of all other Options will be governed by Section 7(d)(3).

         (c) An Option designated as an Incentive Stock Option can, prior to its exercise, be changed to a Non-Qualified Option if the Participant consents to amend his Award Agreement to provide that the exercise period of such Option will be governed by Section 7(d)(2) of the Plan.

6.       STOCK

         The stock subject to Awards shall be shares of the Common Stock. Such shares may, in whole or in part, be authorized but unissued shares contributed directly by the Company or shares which shall have been or which may be acquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under the Plan shall be 500,000 shares, with a limit of [__________] shares per Participant during the term of the Plan. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 12 hereof. If any outstanding Awards under the Plan for any reason expires or is cancelled or terminated without having been exercised or vested in full, the shares of Common Stock allocable to the unexercised or unvested portion of such Award shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards under the Plan.

7.       TERMS AND CONDITIONS OF OPTIONS

         Each Option granted pursuant to the Plan shall be evidenced an Award Agreement in such forms as the Committee may from time to time approve. Options shall comply with and be subject to the following terms and conditions:

         (a) EXERCISE PRICE. Each Option shall state the Exercise Price, which in the case of Incentive Stock Options shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of such Fair Market Value. The Exercise Price per share for Non-Qualified Options shall also not be less than the Fair Market Value of a share of Common Stock on the effective date of grant of the Option. The Exercise Price shall be subject to adjustment as provided in
Section 12 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall generally be considered the day on which such Option is granted. However, the Committee may, in its sole discretion, grant a series of sequential Options to a Participant pursuant to a single resolution adopted by the Committee. Such a series of sequential Options will be treated as granted as of the specific future dates designated by the Committee and such Options will have an Exercise Price determined in each case by reference to the Fair Market Value of Common Stock as of the respective future dates as of which the Options are deemed granted. For example, as of May 15, 2002, the Committee could, in its sole discretion, grant a series of Options to a Participant equal to 1,000 shares of Common Stock which could be deemed by the Committee to be granted at the rate of 250 shares as of June 1, 2002 and at the rate of 250 shares as of the first day of each of the next three calendar months thereafter for an Exercise Price in each case equivalent to the Fair Market Value of 250 shares of Common Stock as of each of the deemed grant days.


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         (b)      VALUE OF SHARES. Options may be granted to any eligible person for shares of Common Stock of any value, provided that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all the plans of the Company, its Parent and its Subsidiaries) shall not exceed $100,000. Options designated as Incentive Stock Options that exceed this limitation shall be treated as Non-Qualified Options.

         (c) MEDIUM AND TIME OF PAYMENT. The Exercise Price shall be paid in full, at the time of exercise, in cash or cashier's check and, with the approval of the Committee, in one or more of the following methods:

                  (1) the delivery of shares of Common Stock having a Fair Market Value in the aggregate equal to such Exercise Price, provided that any shares of Common Stock used to pay the Exercise Price must have been held by the Participant for no less than six (6) months;

                  (2) by cancellation of indebtedness of the Company to the Participant;

                  (3) by waiver of compensation due or accrued to Participant for services rendered;

                  (4) provide that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to Company, or (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security foe a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                  (5) such other form of payment as the Committee may, in its discretion, approve.

         (d)      TERM AND EXERCISE OF OPTIONS

                  (1) Unless otherwise provided in an Award Agreement, employment agreement, or consulting agreement, each Option shall become vested and first exercisable with respect to twenty-five percent (25%) of the Shares on the first anniversary of the grant date and thereafter at the end of each full succeeding month after the first anniversary of the grant date an additional 2.0833% of the Shares will become vested until the Shares are vested with respect to one hundred percent (100%) of the Shares. If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole for each month except for the last month at which the Option shall become vested and exercisable for the full remainder of the Shares.


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                  (2)      Incentive Stock Options shall be exercisable over the
exercise period specified by the Committee in the Award Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the exercise period shall not exceed five (5) years from the date of grant of such Option.

                  (3) Non-Qualified Options shall be exercisable over a period specified by the Committee in the Award Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Non-Qualified Option.

                  (4) The exercise period of any Option shall be subject to earlier termination as provided in Section 7(f) and 7(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided that an Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

                  (5) The Committee may unilaterally and without advance notice to any Participant cancel any Option with respect to which the Exercise Price per Share is more than twice the Fair Market Value per Share both on the date of the cancellation and for a continuous period of 3 months before that date. In consideration for this cancellation, the Committee shall make a cash payment, to each Participant whose Options are cancelled, in an amount that is not less than the product of (i) the number of Shares that the Participant had the vested right to purchase through exercise of the Option immediately before its cancellation, (ii) 33% of the Fair Market Value per Share on the date cancelled, and (ii) the ratio of such Fair Market Value to the cancelled Option's Exercise Price per Share.

         (e) DIVIDEND EQUIVALENCY. Any Option may, in the discretion of the Committee, provide for dividend equivalency rights under which the Participant shall be entitled to additional payments, in the nature of compensation, equal to the amount of dividends which would have been paid, during the period such Option is held, on the number of shares of Common Stock equal to the number of shares subject to such Option.

         (f) TERMINATION OF SERVICE. Except as provided in this Section 7(f) and Section 7(g) hereof, an Option may only be exercised by persons who are employees, directors, or outside consultants of the Company or any Parent or Subsidiary of the Company (or a corporation or a Parent or Subsidiary of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), who have remained continuously in service with the Company or any Parent of Subsidiary of the Company since the date of grant of the Option.

         Unless an Award Agreement, employment agreement, or consulting agreement provides otherwise, in the event a Participant shall terminate service with the Company (other than by reason of Disability or death), all Options or unexercised portions thereof granted to such Participant which are then exercisable may, unless earlier terminated in accordance with their terms, be exercised within 3 months after such termination; provided, however, that if the Participant's service with the Company shall terminate for Cause, all Options theretofore granted


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to such Participant shall, to the extent not theretofore exercised, terminate forthwith. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon a Participant any right to continue in the service of the Company or any of its divisions or Parent or Subsidiaries or interfere in any way with the right of the Company or any such divisions or Parent or Subsidiary to terminate or change the terms of such service at any time.

         Unless an Award Agreement provides otherwise, a Participant's changes or changes in status between employee and director shall not be considered a termination or break in continuity of employment for any purpose of the Plan. The Committee may, in its discretion, provide similar treatment for changes in the status of any outside consultant, and may so provide in an Award Agreement or future modification thereof.

         (g) DISABILITY OR DEATH OF PARTICIPANT. Unless an Award Agreement, employment agreement, or consulting agreement provides otherwise, if a Participant shall suffer from a Disability or die while in service with the Company or any Parent or Subsidiary of the Company, all Options theretofore granted to such Participant may, unless earlier terminated in accordance with their terms and to the extent already vested and exercisable, be exercised by the Participant, by the personal representative of the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of death of the Participant, at any time within one year after the date of Disability or death of the Participant.


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8.       Stock Appreciation Rights

         (a) GRANTING OF STOCK APPRECIATION RIGHTS. In its sole discretion, the Committee may from time to time grant Stock Appreciation Rights to Participants either in conjunction with, or independently of, any Options granted under the Plan. A Stock Appreciation Right granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the Stock Appreciation Right to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the Stock Appreciation Right terminates the Option to the extent of the number of Shares with respect to which the Stock Appreciation Right is exercised. Alternatively, a Stock Appreciation Right granted in conjunction with an Option may be an additional right wherein both the Stock Appreciation Right and the Option may be exercised. A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements: (1) the Stock Appreciation Right will expire no later than the Incentive Stock Option; (2) the Stock Appreciation Right may be for no more than the difference between the Exercise Price of the Incentive Stock Option and the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised; (3) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions; (4) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and (5) the Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

         (b) EXERCISE PRICE. The Exercise Price as to any particular Stock Appreciation Right shall not be less than the Fair Market Value of the Optioned Shares on the date of grant.

         (c) TIMING OF EXERCISE. The provisions of Section 7 regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of Stock Appreciation Rights.

         (d) EXERCISE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Award Agreement granted to a Participant, provided that a Stock Appreciation Right may not be exercised for a fractional Share. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Award Agreement, a portion of) the excess of the then aggregate Fair Market Value of the number of Optioned Shares with respect to which the Participant exercises the Stock Appreciation Right, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Fair Market Value thereof, or any combination thereof.

         (e) PROCEDURE FOR EXERCISING STOCK APPRECIATION RIGHTS. To the extent not inconsistent herewith, the provisions of Section 7 as to the procedure for exercising


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Options are incorporated by reference, and shall determine the procedure for exercising Stock Appreciation Rights.

9.       Restricted Share Awards

         (a) GRANTS. The Committee shall have the discretion to grant Restricted Share Awards to Participants. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

         (b) EARNING SHARES. Unless the applicable Award Agreement otherwise provides, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the schedule set forth in Section 7(d)(1), provided the Participant is a director, officer, employee or consultant on the scheduled vesting date.

         (c) ACCRUAL OF DIVIDENDS. Whenever Restricted Shares are paid to a Participant under this Plan, the Participant shall also be entitled to receive, with respect to each Restricted Share paid, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Restricted Shares are being distributed. The Committee may also, in its discretion distribute an appropriate amount of net earnings, if any, with respect to any cash dividends paid between the grant date of the Restricted Share Award and the distribution date of the Restricted Shares.

         (d)      DISTRIBUTION OF RESTRICTED SHARES.

                  (1) TIMING OF DISTRIBUTIONS; GENERAL RULE. Except as otherwise expressly stated in this Plan, the Committee shall distribute Restricted Shares and accumulated dividends and interest to the Participant or his beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                  (2) FORM OF DISTRIBUTION. The Committee shall distribute all Restricted Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Restricted Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

         (e) DEFERRAL ELECTIONS. If expressly authorized in an Award Agreement a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) may irrevocably elect, at any time at least 12 months prior to the date on which a Participant becomes vested in any shares subject to his or her Restricted Share Award, to defer the receipt of all or a percentage of the Restricted Shares that would otherwise be transferred to the Participant upon the vesting of such Award pursuant to Section 10 of this Plan. If such an election is made, the


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

Restricted Shares shall be credited to the Participant's account as Deferred Shares on the date such Restricted Shares would otherwise have been distributed to the Participant.

10.      Deferral Elections by Participants.

         (a) ELECTIONS TO DEFER. The Committee may, in its discretion, authorize any Participant who is a director, consultant, or member of a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) to irrevocably elect to forego the receipt of cash compensation and in lieu thereof to have the Company credit Deferred Shares to an account payable to the Participant. Each election shall take effect five business days after its delivery to the Committee, unless in the meantime the Committee sends the Participant a written notice explaining why the election is invalid. Notwithstanding the foregoing sentence, elections shall be ineffective with respect to any compensation that a Participant earns before the date on which the Committee receives the election.

         (b) CASH EARNINGS ON DEFERRED SHARES. On the last day of each fiscal year of the Company, the Committee shall credit to the Participant's account a number of Deferred Shares having a value equal to the sum of any cash dividends paid on Deferred Shares previously credited to the Participant's account. The Committee shall hold each Participant's Deferred Shares until distribution is required pursuant to subsection (c) hereof.

         (c) DISTRIBUTIONS OF DEFERRED SHARES AND EARNINGS. The Committee shall distribute a Participant's Deferred Shares in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Company that end after the date on which the Participant's continuous service terminates, unless the Participant has properly elected a different form of distribution pursuant to an election (on a Form that the Committee approves) that the Committee receives either more than 90 days before an Accelerating Event or more than one year before the date on which the Participant's continuous service terminates for any reason.

         (d) HARDSHIP WITHDRAWALS. Notwithstanding any other provision of the Plan or a Participant's election hereunder, in the event the Participant suffers an unforeseeable hardship within the contemplation of this subsection, the Participant may apply to the Committee for an immediate distribution of all or a portion of his Deferred Shares. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

         (e) RIGHTS TO DEFERRED SHARES. A Participant may not assign his or her claim to Deferred Shares during his or her lifetime. A Participant's right to Deferred Shares shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

11.      PHANTOM RIGHTS

         (a) AWARDS. Awards of rights ("Phantom Rights") that relate indirectly to shares of Common Stock may be made under this Plan and set forth in an applicable Award Agreement. The Committee may, but shall not be required to, make Awards of Phantom Rights. Subject to the terms of this Plan, the Committee shall determine the terms of Phantom Rights Awards, may in its discretion provide for their settlement in cash, Restricted Shares or other consideration, and may impose different terms and conditions on a Phantom Rights Award than on any other Award made to the same recipient or other Award recipients.

         (b) EXERCISE OF PHANTOM RIGHTS. Unless an Award Agreement provides otherwise, Phantom Rights Awards become vested according to the schedule set forth in Section 7(d)(1).

         (c) PAYMENT OF PHANTOM RIGHTS. Upon exercise of a vested Phantom Right, the holder thereof shall be entitled to receive a payment in respect of such Phantom Right calculated using the formula set forth in the Award Agreement (which shall relate to Shares available for Awards under the Plan).

         (d) FORFEITURE OF PHANTOM RIGHTS. In making an Award of Phantom Rights, the Committee may impose a requirement that the recipient remain in the employment or service (including service as an advisor or consultant) of the Company or any Parent Corporation or Subsidiary for a specified minimum period of time, or else forfeit all or a portion of such Phantom Rights Right which has not been exercised, whether or not vested. Whether or not vested, a Phantom Rights Award shall expire on the earlier of (a) the expiration of the tandem Option or Restricted Share, if applicable, or (b) the expiration date set forth in the Award Agreement. The Committee shall have authority to determine whether to accelerate the termination of any forfeiture provisions contained in any applicable Award Agreement.

         (e) RIGHTS AS STOCKHOLDER; DIVIDENDS. A recipient of a Phantom Rights Award shall have no rights as a stockholder with respect to any Phantom Rights.

12.      EFFECT OF CERTAIN CHANGES

         (a) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Awards, the number of such shares covered by outstanding Awards, and the price per Share pertaining to such Awards, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

         (b) Unless an Award Agreement, employment agreement, or consulting agreement provides otherwise, all outstanding Awards shall become fully vested and exercisable immediately prior to an Accelerating Event. Following an Accelerating Event (except for an event described in Section 2(a)(iii) the Committee shall promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Awards, and to the amount and kind of shares or other securities or property receivable upon exercise or vesting of any outstanding Awards after the effective date of such transaction, and the price thereof (if applicable).

         (c) In case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option or Stock Appreciation Right then exercisable shall have the right to exercise such Option or Stock Appreciation Right solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option or Stock Appreciation Right might have been exercised upon such reclassification, change, consolidation or merger.

         (d) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         (e) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Option granted pursuant to this Plan and designated an Incentive Stock Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         (f) Except as hereinbefore expressly provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Common Stock subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

13.      RIGHTS AS A stockholder; NONTRANSFERABILITY.

         (a) A Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Shares covered by such Award until the date of the issuance of a stock certificate such Participant or transferee for such Shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(e) or Section 12 hereof.

         (b) Awards are nontransferable except as provided in this paragraph and as the Committee may otherwise provide. Awards may be transferred by will or by the laws of descent and distribution. Unless otherwise provided in an Award Agreement, a Participant may give an Award that is not an Incentive Stock Option to an immediate family member, to a partnership or trust solely benefiting the Participant or immediate family members, or to an inter vivos trust or testamentary trust from which the Award (or the Award proceeds) will be transferred after the Participant's death. An immediate family member is a Participant's natural or adopted child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. A transfer shall not relieve a Participant from his or her obligations under this Plan or the applicable Award Agreement with respect to the transferred Award or Award proceeds.

14. OTHER PROVISIONS. The Award Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of rights pertaining to an Award and (ii) the inclusion of any condition not inconsistent with an Option designated by the Committee as an Incentive Stock Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws. In furtherance of the foregoing, at the time of any exercise of rights pertaining to an Award, the Committee may, if it shall determine it necessary or desirable for any reason, require the Participant as a condition to the exercise thereof, to deliver to the Committee a written representation of the Participant's present intention to purchase the Common Stock for investment and not for distribution. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant upon his exercise of part or all of the rights pertaining to an Award and a stop transfer order may be placed with the transfer agent. Each such Award shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Award upon any securities exchange or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the rights pertaining to an Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. A Participant shall not have the power to require or oblige the Company to register any Common Stock subject to an Award.

15.      AGREEMENT BY PARTICIPANT REGARDING WITHHOLDING TAXES

         (a) No later than the date of exercise of any Option or Stock Appreciation Right, or the distribution of Shares to a Participant pursuant to a Restricted Share or Deferred Share Award, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld, and may satisfy minimum withholding consequences through the surrender of shares subject to the Award; and

         (b) The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to an Award.

16.      TERM OF PLAN

         Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date on which the Plan is adopted by the Board, provided that no Awards granted under the Plan shall become effective, vested, or exercisable unless and until the Plan shall have been approved by the Company's stockholders.

17.      SAVINGS CLAUSE

         Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under
Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

18.      AMENDMENT AND TERMINATION OF THE PLAN; MODIFICATION OF AWARDS

         (a) The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that any amendment that requires stockholder approval under applicable law shall be contingent on such approval. Except as provided in Section 7 or 12 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted unless the written consent of the Participant is obtained.

         (b) The Committee may modify an Award, provided that no modification to such Award shall materially reduce the participant's rights or materially increase the participant's obligations as determined by the Committee.

19.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

20.      NATURE OF PAYMENTS

         (a) All Awards granted shall be in consideration of services performed for the Company by the Participant, except for inducement Awards, which shall be granted in consideration of a Participant's agreement to perform services for the Company and are subject to revocation in the event that such services are not performed.

         (b) All Awards granted shall constitute a special incentive benefit to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically otherwise provides.

21.      SECTION HEADINGS

         The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

         Adopted by the Board of Directors on __________, 2002.


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